Exhibit 10(uu)

January 13, 2011

Paul D. Ridder
Senior Vice President and CFO
Tasty Baking Company
Three Crescent Drive, Suite 200
Navy Yard Corporate Center
Philadelphia, Pennsylvania 19112

Re:           Machinery and Equipment Loan Fund
#26-9-856 arid #27-9-880

Dear Mr. Ridder:

The Machinery and Equipment Loan Fund (MELF) has approved your request to grant a moratorium on principal and interest payments due on both of your outstanding MELF loans.  For MELF #26-9-856 (loan number 11100668), this moratorium will include the period November 1, 2010 until June 30,2011.  For MELF #27-9-880 (loan number 11100680), this moratorium will include the period October 1,2010 until June 30,2011.  Interest will accrue during this period, be capitalized and added to principal.  Payments including principal and interest will resume July 1, 2011 in an amount sufficient to amortize the principal balance over the remaining term of the loans.

If you have any questions, please contact Frank Tokarz at (717) 720-1413 or ftokarz@state.pa.us.

Sincerely,

Scott D. Dunkelberger
Acting Deputy Secretary

cc:           Kristina Kurjiaka
                Ahmed Mohamed